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                                                                    EXHIBIT 99.3

                           PINNACLE FOODS GROUP INC.

                      OFFER TO EXCHANGE UP TO $394,000,000
                       AGGREGATE PRINCIPAL AMOUNT OF ITS
                   8 1/4% SENIOR SUBORDINATED NOTES DUE 2013
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   8 1/4% SENIOR SUBORDINATED NOTES DUE 2013

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON             , 2004, UNLESS EXTENDED.

                                                                          , 2004

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Pinnacle Foods Group Inc. (the "Issuer") is offering, upon the terms and
subject to the conditions set forth in the Prospectus dated           , 2004
(the "Prospectus") and the accompanying Letter of Transmittal enclosed herewith (which together constitute the "Exchange Offer"), to exchange its 8 1/4% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933 (the "Exchange Notes"), for an equal principal amount of its outstanding 8 1/4% Senior Subordinated Notes due 2013, which were issued on November 25, 2003 and February 20, 2004 (the "Old Notes" and together with the Exchange Notes, the "Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of additional interest to the holders of the Old Notes under certain circumstances relating to the Registration Rights Agreements, dated November 25, 2003 and February 20, 2004, among the Issuer and the initial purchasers of the Old Notes.

     THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS TO THE EXCHANGE OFFER. SEE "THE EXCHANGE OFFER -- CERTAIN CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Prospectus, dated           , 2004;

          2. The Letter of Transmittal for your use (unless Old Notes are tendered by an Agent's Message) and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Old Notes);

          3. A form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

          4. A Notice of Guaranteed Delivery;
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          5. Guidelines of the Internal Revenue Service for Certification of
     Taxpayer Identification Number on Substitute Form W-9; and

          6. A return envelope addressed to Wilmington Trust Company, the Exchange Agent.

     YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2004, UNLESS EXTENDED. PLEASE
FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

     In all cases, exchanges of Old Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(a) certificates representing such Old Notes, or confirmation of book entry transfer of such Old Notes, as the case may be, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message and (c) any other required documents.

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or an Agent's Message and in either case together with any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth under the caption "The exchange offer -- Guaranteed delivery procedures" in the Prospectus.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     The Issuer will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Notes pursuant to the Exchange Offer. The Issuer will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Notes to it, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

     Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent by telephone at (302) 636-6436 (Attention: Mary St. Amand) or by facsimile (for eligible institutions only) at (302) 636-4145 (Attention: Mary St. Amand).

                                         Very truly yours,

                                         PINNACLE FOODS GROUP INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT, OF THE ISSUER OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THE ISSUER IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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